                                                                   EXHIBIT 10.6

                            SECOND AMENDMENT TO LEASE

         This Second Amendment to Lease ("SECOND AMENDMENT") is made as of November 15, 2000, by and between ARE - 100 PHILIPS PARKWAY, LLC, a Delaware limited liability company ("LANDLORD"), and MEMORY PHARMACEUTICALS CORP., a Delaware corporation ("TENANT")

                                    RECITALS

         A. Landlord Is the landlord and Tenant is the tenant under a Lease dated as of June 4, 1999, as amended by letter agreement dated June 16, 1999, between Landlord and Tenant, and as further amended by that certain First Amendment to Lease dated as of February 4, 2000, between Landlord and Tenant (collectively the "LEASE"), under which Tenant leases approximately 32,000 rentable square feet of space in the building commonly known as 100 Philips Parkway, Montvale, New Jersey. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

         B. Landlord and Tenant desire to amend the Lease to expand the Premises demised under the Lease by adding approximately 20,000 rentable square feet, excluding the Mechanical Room, as defined below (the "EXPANSION SPACE") generally located at the northeast end of the first floor of the building.

         C. Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Space to the Premises demised under the Lease and to provide for the improvement of such space.

                                    AGREEMENT

         Now, therefore, the parties hereto agree that the Lease is hereby amended as follows:

1. PREMISES. Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Expansion Space, consisting of approximately 20,000 rentable square feet in the Building (excluding the Mechanical Room, as defined below) and depicted on EXHIBIT A, attached hereto and incorporated herein by this reference. Following such Amendment, Tenant will lease approximately 52,000 rentable square feet in the Building and Tenant's Share shall be 70.27%. The actual size of the Expansion Space shall be measured at such time as Landlord and Tenant shall agree, in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996). The Rent payable hereunder, Tenant's Share and the aggregate Tenant Improvement Allowance shall all be adjusted, if required, on the basis of such measurement. Tenant shall have the right to use 156 parking spaces at the Project based upon Tenant's total Premises of approximately 52,000 rentable square feet, subject to adjustment following any measurement as provided above. Landlord agrees that it shall consider the overall use of the Building as well as potential transmission of noise and vibration into the Expansion Space in connection with its review and approval of any tenant improvement plans for the remaining space in the Building of which the Expansion Space is a part.

2. COMMENCEMENT AND TERM. The Lease of the Expansion Space shall commence on November 15, 2000 (the "EXPANSION SPACE COMMENCEMENT DATE"), and shall expire May 31, 2010 unless sooner terminated pursuant to the Lease; provided, however, that if more than an average of $20 per rentable square foot of the Tenant Improvement Allowance for the Expansion Premises is used by Tenant, the Term of the Lease is hereby automatically extended to expire 10 years after the first day of the first full month during which Tenant pays Base Rent based upon the full amount of the Tenant Improvement Allowance so used by Tenant.

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3. RENT.

                  (a) Tenant shall pay Base Rent at the rate of $10.00 per rentable square foot of the Expansion Space, which rent shall be subject to periodic adjustment when and as provided in the Lease and the First Amendment and shall be further subject to adjustment as provided in Section 7 hereof. For purposes of the First Amendment, Base Rent for the Expansion Space shall be increased to $13 per rentable square foot effective as of January 1, 2004.

                  (b) Notwithstanding the above, no Base Rent shall be due with respect to the Expansion Space for a period of one year after the Expansion Space Commencement Date.

4. SECURITY DEPOSIT. Tenant shall within 3 business days of the date hereof deliver to Landlord an additional deposit (the "SECURITY DEPOSIT") in the amount of $130,000 as security for Tenant's performance under the Lease and this Second Amendment. Such Security Deposit may be in the form of a Letter of Credit as provided in the Lease and shall be held and applied as provided in the Lease.

5. UTILITIES. Tenant shall be entitled to use up to 800 amperes of the electric service available for the portion of the Building which was not leased to Tenant under the Lease. Any costs associated with the distribution of electric service to and within the Expansion Space shall be a Tenant Improvement payable out of the Tenant Improvement Allowance.

6. UTILITY ROOM. Landlord shall have the right to access the mechanical room shown on Exhibit A located entirely within the Premises (the "MECHANICAL ROOM") at all times immediately following oral notice to Tenant or any of Tenant's employees or security personnel. Landlord shall further have the right to install additional base building equipment in the Mechanical Room in Landlord's sole discretion.

7. TENANT IMPROVEMENTS. Landlord shall make available to Tenant an allowance for the Expansion Space (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of $150 per rentable square foot of the Expansion Space, not to exceed an aggregate Tenant Improvement Allowance of $3,000,000; provided that the Base Rent shall be adjusted as provided in Section 4(a) of the Lease to the extent that Tenant uses more than $20 per rentable square foot of the Expansion Premises of the Tenant Improvement Allowance. Such Tenant Improvements shall be designed and constructed pursuant to the Work Letter attached hereto as EXHIBIT B. The
Tenant Improvement Allowance may be used by Tenant only in connection with the design and construction of improvements to the Expansion Space (the"TENANT IMPROVEMENTS"); provided, however, that no disbursement of the Tenant Improvement Allowance shall be made after December 31, 2003. Base Rent for the Expansion Space shall be adjusted as provided in the Lease when and as the Tenant Improvement Allowance is disbursed. If more than an average of $20 per rentable square foot of the Expansion Premises is used by Tenant, the Term of the Lease is hereby automatically extended to expire 10 years after the first day of the first full month during which Tenant pays Base Rent based upon the full amount of the Tenant Improvement Allowance so used by Tenant.

8. MISCELLANEOUS.

                  (a) This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

                  (b) This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

                  (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

                  (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively "BROKER") in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

                  (e) Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

                            [SIGNATURES ON NEXT PAGE]

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         IN WITNESS WHEREOF, this Second Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

                              TENANT:

                              MEMORY PHARMACEUTICALS CORP.,
                              a Delaware corporation

                              By:  /s/ Joanne Leonard
                                   --------------------------------
                              Its: Sr VP, CFO

                              LANDLORD:

                              ARE - 100 PHILLIPS PARKWAY, LLC,
                              a Delaware limited liability company

                              By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

                                   By: ARE-QRS CORP.,
                                       a Maryland corporation,
                                       general partner

                                       By:  /s/ Michael C. Keley
                                            -----------------------------
                                       Its: Michael C. Keley
                                            Senior Vice President
                                            Real Estate Legal Affairs

                                    EXHIBIT A

                      DEPICTION OF THE EXPANSION PREMISES

                               AND MECHANICAL ROOM

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                                  [FLOOR PLAN]

                                    EXHIBIT B

                                   WORK LETTER

         THIS WORK LETTER dated as of November 15, 2000 (this "WORK LETTER") is made and entered into by and between ARE- 100 PHILIPS PARKWAY, LLC, a Delaware limited liability company ("LANDLORD"), and MEMORY PHARMACEUTICALS CORP., a Delaware corporation ("TENANT"), and is attached to and made a part of the Second Amendment to Lease dated November 15, 2000 (the "SECOND AMENDMENT"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Second Amendment.

         1.       General Requirements

                  (a) Tenant's Authorized Representative. Tenant designates Joanne Leonard ("TENANT'S REPRESENTATIVE") as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("COMMUNICATION") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative. Tenant may change Tenant's Representatives at any time upon not less than 5 Business Days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant's Representative shall be extended by reason of any change in Tenant's Representative.

                  (b) Landlord's Authorized Representative. Landlord designates Vincent Ciruzzi and Oliver Sherrill ("LANDLORD'S REPRESENTATIVE") as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative. Landlord may change Landlord's Representatives at any time upon not less than 5 Business Days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord's Representative shall be extended by reason of any change in Landlord's Representative.

                  (c) Architects, Consultants and Contractors. The architect ("ARCHITECT"), engineering consultants, design team, general contractor ("CONTRACTOR") and all subcontractors' responsible for construction of Tenant's Work, as defined below, shall be selected by Tenant, and approved by Landlord in Landlord's reasonable discretion.

         2.       Tenant Improvements

                  (a) Tenant Improvements Defined. As used herein, "TENANT IMPROVEMENTS" shall mean all improvements to the Expansion Space desired by Tenant of a fixed and permanent nature. Other than providing the TI Allowance hereunder, Landlord shall not have any obligation whatsoever with respect to finishing the Premises for Tenant's use and occupancy. The construction of the Tenant Improvements is herein referred to as "TENANT'S WORK."

                  (b) Tenant's Space Plans. Tenant may, until June 30, 2003, prepare and submit for Landlord's review and approval schematic drawings and outline specifications (the "DESIGN DRAWINGS") detailing Tenant's requirements for the Tenant Improvements, which Tenant Improvements shall be consistent with the Permitted Use. Not more than 10 Business Days after each such submission, Landlord shall deliver to Tenant Landlord's reasonable written objections, questions or comments with regard to the Design Drawings so submitted. Tenant shall cause the Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval. Such process shall continue until Landlord has approved the Design Drawings. If any proposed work of improvement set forth on the Design Drawings or any logical development of the Design Drawings has an adverse impact on the structure or operational efficiency of the Building or portions of the Building lying outside the Premises, all costs of mitigating such adverse impacts shall be paid from the TI Fund.

                  (c) Preliminary Plans. Following Landlord's approval of the Design Drawings, Tenant shall prepare and submit for Landlord's review and approval preliminary plans and specifications for Tenant's Work (the "PRELIMINARY PLANS"). Landlord shall have the right to approve or disapprove the Preliminary Plans, which approval shall not be unreasonably withheld or delayed, provided, however, that except for matters affecting the Structure, as defined below, and matters that do not comply with all applicable building and land use laws, rules and regulations, Landlord may not disapprove any matter that is consistent with the Design Drawings. "Structure" shall mean: (i) structural portions of the Building including exterior walls, roof, foundation or the core of the Building, (ii) the exterior of the Building, or (iii) any of the Building systems, including, without limitation, elevator, plumbing, air conditioning, heating electrical, security, life safety or power. Tenant shall cause the Preliminary Plans to be revised to address such written comments and shall resubmit said drawings to Landlord for approval. Such process shall continue until Landlord has approved the Preliminary Plans. If Landlord fails to give written notice of its approval or disapproval within 5 business days following its receipt of the Preliminary Plans or any required modification or amendment thereof, the same shall be deemed to have been approved by Landlord. Tenant shall be solely responsible for ensuring that the Preliminary Plans reflect Tenant's requirements for Tenant's Work.

                  (d)      Final Plans and Specifications.

                           (i) Following Landlord's approval of the Preliminary Plans, Tenant shall cause the Architect to prepare and deliver to Landlord for review: (i) construction plans, specifications and drawings for Tenant's Work ("CONSTRUCTION DRAWINGS"), and (ii) a detailed cost estimate for Tenant's Work broken down by trade (i.e., mechanical, electrical, plumbing, etc.), unit prices for the items specified in the Construction Drawings and a project construction schedule in a format reasonably acceptable to both parties (collectively such items listed in clauses (i) and (ii) are referred to herein as the "CONSTRUCTION DATA"). Landlord shall have the right to approve or disapprove the Construction Drawings, which approval shall not be unreasonably withheld or delayed. Landlord may participate in all design meetings with Tenant, the Architect, Contractor and other design professional as appropriate in the course of the development of the Construction Data. Landlord shall deliver its approval or disapproval of the Construction Drawings to Tenant not later than 5 business days after Landlord's receipt of same. If Landlord disapproves the Construction Drawings such disapproval shall be accompanied by detailed written comments setting forth the basis for such disapproval. Tenant and the Architect shall, within 5 business days after receipt of Landlord's disapproval of the Construction Drawings cause the Construction Drawings to be redrafted to address such issues, and shall resubmit them for Landlord's approval as described herein until Landlord approves the Construction Drawings. Tenant shall be solely responsible for ensuring that the Construction Drawings reflect Tenant's requirements for the Tenant Improvements.

                           (ii) Landlord shall have the right to disapprove the Construction Drawings which: (i) do not comply with all applicable building and land use laws, rules and regulations,
                  (ii) in Landlord's reasonable opinion, adversely impact the Structure or (iii) are not consistent with the Preliminary Plans.

                           (iii) No Tenant's Work may begin until final cost estimates for such Tenant's Work have been received and reasonably approved by Landlord.

         3.       Performance of Tenant's Work.

                  (a) Commencement and Permitting of Tenant's Work. Tenant shall commence construction of Tenant's Work upon obtaining all applicable governmental approvals and a building permit authorizing the construction of Tenant's Work (collectively, the "BUILDING PERMITS"), which Building Permits shall be paid for out of the TI Fund (as defined in Section 5.4 below), and shall diligently prosecute such construction to Substantial Completion. Landlord shall assist Tenant in obtaining the Building Permits.

                  (b) Completion of Tenant's Work. Tenant shall substantially complete or cause to be substantially completed Tenant's Work in a good and workmanlike manner, in accordance with the Building Permits, subject to Minor Variations and normal "PUNCH LIST" items of a non-material nature which do not interfere with the use of the Premises ("SUBSTANTIAL COMPLETION"). Upon the Substantial Completion of Tenant's Work, Tenant shall require the Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, "MINOR VARIATIONS" shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the Building Permits); (ii) to comply with any request by the Tenant for modifications to Tenant's Work; (iii) to comport with good design, engineering and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Tenant's Work.

                  (c) Construction Defects. Landlord shall have no obligation or liability of any kind to remedy or cause any responsible contractor to remedy: (i) any non-compliance of Tenant's Work with Code, (ii) any claim that Tenant's Work was not completed substantially in accordance with the Construction Drawings, or (iii) any other defect in Tenant's Work (collectively a "CONSTRUCTION DEFECT"), other than to cooperate, at no cost to Landlord with Tenant should Tenant elect to pursue a claim against any such contractor, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost damage or expense in connection with any such claim. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment installed in the Premises.

         4. Changes. If Tenant shall desire any change or series of related changes to Tenant's Work the implementation of which is estimated to change the Budget, as defined below by $25,000 or more (whether increasing or decreasing the Budget) ("CHANGES"), Tenant shall notify Landlord in writing in substantially the same form as the AIA standard change order form (a "CHANGE REQUEST"), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant's Representative. Landlord shall approve or disapprove such Change Request within 5 Business Days of receipt of such Change Request; provided, however that Landlord shall only disapprove Change Requests which: (i) do not comply with all applicable building and land use laws, rules and regulations, or (ii) in Landlord's reasonable opinion, adversely impact the Structure. Before proceeding with any such Change approved by Landlord, Tenant shall submit to Landlord in writing, within 10 Business Days of receipt of Landlord's approval of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation construction, material, architectural and engineering costs and shall deposit with landlord, if applicable, any additional Excess Costs resulting from such Change.

         5.       Costs.

                  (a) Budget For Tenant Improvements. Before the commencement of construction of Tenant's Work, Landlord shall be provided a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of the Tenant's Work (the "BUDGET"). The Budget shall be based upon the Construction Drawings approved by Landlord and shall include a payment to Landlord, of administrative rent equal ("ADMINISTRATIVE RENT") to 3% of the Budget (but not to exceed $50,000) for monitoring and inspecting the construction of Tenant's Work including but not limited to the review of a drawings, plans specifications, permits, budgets, change requests and other such Tenant required submittal relating to this Work Letter, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant's Work, and shall be payable out of the TI Fund. If the Budget is greater than the TI Fund (as defined below), Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(e).

                  (b). TI Allowance. Landlord shall provide to Tenant a tenant improvement TI Allowance ("TI ALLOWANCE") in the amount of $150 per rentable square foot of the Expansion Space not to exceed an aggregate Tenant Improvement Allowance of $3,000,000. Before commencing any Tenant's Work, Tenant shall notify Landlord how much TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord's consent, which may granted or withheld in Landlord's sole and absolute discretion. The TI Allowance shall be disbursed by Landlord in accordance with this Work Letter.


                  (c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements including, without limitation, Tenant's project management and regulatory consultants, the cost of preparing the Design Drawings, the Preliminary Plans and the Construction Drawings, all costs set forth in the Budget, including Landlord's Administrative Rent and the cost of Changes (collectively, "COSTS"). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-building system materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Improvements; provided, however that Tenant may, at such time as Tenant may elect, use up to $20,000 of the TI Allowance in the aggregate for the purpose of installing conduit and wire (and/or reusing existing conduit and wire) from the Project central mechanical/electrical room to the demising wall of the Expansion Space. Landlord shall use reasonable efforts to notify Tenant 30 days before commencement of construction of tenant improvements for any third party in any portion of the remaining space.

                  (d) Excess Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining Costs under the Budget exceed the remaining unexpended TI Fund ("EXCESS COSTS"), Tenant shall pay 100% of all such Excess Costs until the remaining Costs under the Budget are equal to or less than the remaining unexpended TI Allowance, as a condition precedent to Landlord's funding the cost of any further Tenant's Work. If Tenant fails to make any payment of Costs, or is late in paying such Costs such that Landlord cures such default, Landlord shall have all of the rights and remedies set forth in the Lease for a Default thereunder (including, but not limited to, the right to interest at the Default Rate on amounts so advanced), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such Excess Costs together with the TI Allowance are herein referred to as the "TI FUND." Notwithstanding anything to the contrary set forth in this Section, Tenant shall be fully and solely liable for any costs of Tenant's Work in excess of the TI Allowance.

                  (e) Payment for Tenant's Work. Not more than once a month during the performance of any of Tenant's Work, upon submission of a disbursement request in the form of Landlord's standard draw package, which shall include American Institute of Architects document G702 and G703, an Architect's certificate as to the work done, a notarized certification from the Contractor, and such invoices and lien waivers as Landlord shall require (the "DRAW PACKAGE"), all in form and substance as Landlord shall reasonably require, Landlord shall make disbursements to pay the then due costs of Tenant's Work as shown in the approved Draw Package within 10 business days of receipt of the complete Draw Package. Landlord shall have no obligation to make any disbursements of the Tenant Improvement Allowance after December 31, 2003. Upon making any such disbursement of the Tenant Improvement Allowance, Base Rent for the Expansion Space shall be adjusted as provided in Section 7 of the Second Amendment.

         6.       Miscellaneous

                  (a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

                  (b) Modification. No modification, waiver or amendment of this Work Agreement or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writinq signed by Landlord and Tenant.

                  (c) Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

                  (d) Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

                  (e) Time of the Essence. Time is of the essence of this Work Agreement and of each and all provisions thereof.

                  (f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

                  (g) Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

                  (h) Merger. All understanding and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Work are merged in this Work Letter which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

                  (i) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and imitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

                               TENANT:

                               MEMORY PHARMACEUTICALS CORP.,
                               a Delaware corporation

                               By: /s/ Joanne Leonard
                                  --------------------
                               Its: Sr VP, CFO

                               LANDLORD:

                               ARE - 100 PHILLIPS PARKWAY, LLC,
                               a Delaware limited liability company

                               By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
                                   Delaware limited partnership, managing member

                                   By:  ARE-QRS CORP.,
                                        a Maryland corporation,
                                        general partner

                                        By:  /s/ Michael C. Keley
                                             -------------------------
                                        Its: Michael C. Keley
                                             Senior Vice President
                                             Real Estate Legal Affairs